Exhibit 7(b)
Schedule A
State Street Bank and Trust Company
Amendment to the Master Custody Agreement effective September 21, 2001 and Amendment to the Master
Funds Transfer Operating Policy effective July 6, 2001
1.	BlackRock Balanced Capital Fund, Inc.[1]
BlackRock Bond Fund, Inc.:
2.	BlackRock Total Return Fund

3.	BlackRock High Income Fund
4.	BlackRock BCT Subsidiary, Inc.

5.	BlackRock Broad Investment Grade 2009 Term Trust, Inc.

6.	BlackRock California Insured Municipal Income Trust

7.	BlackRock California Investment Quality Municipal Trust, Inc.

8.	BlackRock California Municipal Bond Trust

9.	BlackRock California Municipal 2018 Term Trust

10.	BlackRock California Municipal Income Trust

11.	BlackRock California Municipal Income Trust II
BlackRock Collective Trust Series:
12.	Total Return Trust[2]
13.	BlackRock Core Bond Trust

14.	BlackRock Corporate High Yield Fund III, Inc.

15.	BlackRock Corporate High Yield Fund V, Inc.

16.	BlackRock Corporate High Yield Fund VI, Inc.

17.	BlackRock Defined Opportunity Credit Trust

18.	BlackRock Diversified Income Strategies Fund, Inc.

19.	BlackRock Enhanced Equity Yield Fund, Inc.

20.	BlackRock Enhanced Equity Yield and Premium Fund, Inc.

21.	BlackRock Enhanced Government Fund, Inc.

22.	BlackRock Equity Dividend Fund

23.	BlackRock Floating Rate Income Strategies Fund, Inc.

24.	BlackRock Floating Rate Income Strategies Fund II, Inc.

25.	BlackRock Florida Municipal 2020 Term Trust

26.	BlackRock Global Floating Rate Income Trust

27.	BlackRock Global Growth Fund, Inc.

28.	BlackRock High Income Shares

29.	BlackRock High Yield Trust

30.	BlackRock Income Opportunity Trust

31.	BlackRock Income Trust, Inc.
BlackRock Funds
32.	BlackRock Index Equity Portfolio

33.	BlackRock International Diversification Fund[3]
BlackRock Index Funds, Inc.:
34.	BlackRock S&P 500 Index Fund

35.	BlackRock Small Cap Index Fund
36.	BlackRock Insured Municipal Income Investment Trust[4]

37.	BlackRock Insured Municipal Income Trust Inc.

38.	BlackRock Insured Municipal Term Trust, Inc.

39.	BlackRock Investment Quality Municipal Income Trust[5]

40.	BlackRock Investment Quality Municipal Trust, Inc.

41.	BlackRock Limited Duration Income Trust

42.	BlackRock Long-Term Municipal Advantage Trust

A-1

43.	BlackRock Maryland Municipal Bond Trust

44.	BlackRock Municipal 2018 Term Trust

45.	BlackRock Municipal 2020 Term Trust

46.	BlackRock Municipal Bond Investment Trust[6]

47.	BlackRock Municipal Bond Trust

48.	BlackRock Municipal Income Investment Trust[7]

49.	BlackRock Municipal Income Trust

50.	BlackRock Municipal Income Trust II
BlackRock Municipal Series Trust
51.	BlackRock Intermediate Municipal Fund
52.	BlackRock Muni Intermediate Duration Fund, Inc.

53.	BlackRock Muni New York Intermediate Duration Fund, Inc.

54.	BlackRock MuniEnhanced Fund, Inc.

55.	BlackRock MuniHoldings Insured Fund II, Inc.

56.	BlackRock MuniYield California Insured Fund, Inc.

57.	BlackRock MuniYield Insured Fund, Inc.

58.	BlackRock MuniYield Pennsylvania Insured Fund

59.	BlackRock MuniYield Quality Fund, Inc.
BlackRock Multi-State Municipal Series Trust
60.	BlackRock Florida Municipal Bond Fund

61.	BlackRock New Jersey Municipal Bond Fund

62.	BlackRock New York Municipal Bond Fund

63.	BlackRock Pennsylvania Municipal Bond Fund
64.	BlackRock New Jersey Investment Quality Municipal Trust, Inc.

65.	BlackRock New Jersey Municipal Bond Trust

66.	BlackRock New Jersey Municipal Income Trust

67.	BlackRock New York Insured Municipal Income Trust

68.	BlackRock New York Investment Quality Municipal Trust, Inc.

69.	BlackRock New York Municipal 2018 Term Trust

70.	BlackRock New York Municipal Bond Trust

71.	BlackRock New York Municipal Income Trust

72.	BlackRock New York Municipal Income Trust II

73.	BlackRock Pennsylvania Strategic Municipal Trust

74.	BlackRock Preferred and Corporate Income Strategies Fund, Inc.

75.	BlackRock Preferred and Equity Advantage Trust

76.	BlackRock Preferred Income Strategies Fund, Inc.

77.	BlackRock Preferred Opportunity Trust

78.	BlackRock Strategic Bond Trust

79.	BlackRock Strategic Municipal Trust

80.	BlackRock Virginia Municipal Bond Trust

81.	BlackRock World Income Fund, Inc.
CMA Multi-State Municipal Series Trust:
82.	CMA Arizona Municipal Money Fund

83.	CMA California Municipal Money Fund

84.	CMA Connecticut Municipal Money Fund

85.	CMA Florida Municipal Money Fund

86.	CMA Massachusetts Municipal Money Fund

87.	CMA Michigan Municipal Money Fund

88.	CMA New Jersey Municipal Money Fund

89.	CMA New York Municipal Money Fund

90.	CMA North Carolina Municipal Money Fund

91.	CMA Ohio Municipal Money Fund

92.	CMA Pennsylvania Municipal Money Fund
Managed Account Series:
93.	High Income Portfolio

94.	U.S. Mortgage Portfolio

A-2

95.	The Massachusetts Health & Education Tax Exempt Trust
96.	Master Bond LLC:
97.	Master Total Return Portfolio
98.	Master Government Securities LLC
99.	CMA Government Securities Fund

100.	WCMA Government Securities Fund
101.	Master Money LLC
102.	CMA Money Fund

103.	WCMA Money Fund
104.	Master Tax-Exempt LLC
105.	CMA Tax-Exempt Fund

106.	WCMA Tax-Exempt Fund
107.	Master Treasury LLC
108.	CMA Treasury Fund

109.	WCMA Treasury Fund
Merrill Lynch Liquidity Series, LLC
110.	Cash Sweep Series I

111.	Money Market Series
Quantitative Master Series, LLC:
112.	Master Core Bond Enhanced Index Series

113.	Master S&P 500 Index Series

114.	Master Small Cap Index Series
Master Institutional Money Market LLC
115.	Merrill Lynch Institutional Portfolio

116.	Merrill Lynch Institutional Tax-Exempt Portfolio

117.	Merrill Lynch Premier Institutional Portfolio

On behalf of each of the Investment Companies		State Street Bank and Trust Company
Listed on Schedule A

By:	/s/ Neal J. Andrews	By:	/s/ Joseph C. Antonellis

Name:	Neal Andrews	Name:	Joseph C. Antonellis
Title:	Chief Financial Officer	Title:	Vice Chairman
Date:	3/26/09	Date:	5/7/09

[1]	Effective as to this Fund as of January 31, 2009.

[2]	Formerly known as Bond Trust. Name change effective as of September 24, 2007.

[3]	Effective as to this Fund as of September 26, 2008.

[4]	Formerly known as BlackRock Florida Insured Municipal Income Trust. Name change effective as of September 15, 2008.

[5]	Formerly known as BlackRock Florida Investment Quality Municipal Trust. Name change effective as of September 15, 2008.

[6]	Formerly known as BlackRock Florida Municipal Bond Trust. Name change effective as of September 15, 2008.

[7]	Formerly known as BlackRock Florida Municipal Income Trust. Name change effective as of September 15, 2008.
This Schedule A reflects the termination of each of BlackRock California Insured Municipal 2008 Term Trust, Inc., BlackRock Florida Insured Municipal 2008 Term Trust, BlackRock Insured Municipal 2008 Term Trust, Inc. and BlackRock New York Insured Municipal 2008 Term Trust, Inc. as of December 30, 2008.

A-3